Exhibit 10.1

CBOE GLOBAL MARKETS, INC.
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.                                        Purpose.  The purpose of the Cboe Global Markets, Inc. Employee Stock Purchase Plan (the “Plan”) is to attract, retain, motivate and reward employees of Cboe Global Markets, Inc., a Delaware corporation (the “Company”) and its Subsidiaries and Affiliates and strengthen the mutuality of interests between Company employees and the Company’s stockholders by providing employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase Shares of the Company.  The Plan includes two components: a Section 423 of the Code Component (the “423 Component”) and a non-Section 423 of the Code Component (the “Non-423 Component”).  The Company’s intention is to have the 423 Component of the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the 423 Component shall, accordingly, be administered, interpreted and construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.  In addition, the Plan authorizes the grant of options under the Non-423 Component that does not qualify as an Employee Stock Purchase Plan under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

SECTION 2.                                        Definitions.  As used in the Plan, the following terms have the meanings set forth below:

(a)          “Affiliate”  means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)          “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. jurisdiction where options to purchase Shares are, or will be, granted under the Plan.

(c)          “Beneficiary” means a Person or entity entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death.  If no such person or entity is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(d)          “Board” means the Board of Directors of the Company.

(e)          “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)          “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.

(g)          “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in Section 10(b).

(h)          “Contributions” means the payroll deductions or, if permitted by the Committee or its delegate to comply with non-U.S. requirements, amounts contributed to the Plan via cash, check or other means, used to fund the exercise of options granted pursuant to the Plan.

(i)          “Designated Affiliate” means any Affiliate that has been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Non-423 Component.

(j)          “Designated Subsidiary” means any Subsidiary that has been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the 423 Component.

(k)         “Effective Date” means the date that the Company’s stockholders approve the Plan.

(l)          “Eligible Compensation”  shall be defined from time to time by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by the Committee from time to time in its sole discretion, “Eligible Compensation” for an Offering Period means wages and base salary received during such Offering Period by an Eligible Employee for services to the Employer.  Except as otherwise determined by the Committee, Eligible Compensation shall not include commissions, overtime, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, any other bonus, incentive or other special payments, any amounts realized from equity incentive awards, any amounts contributed by the Employer to any pension plan, any amounts paid by the Employer for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or pay in lieu of such benefits or any other form of compensation that may be paid from time to time to the Employee from the Employer.  Eligible Compensation for Participants shall be pro-rated based upon the Eligible Compensation which he or she receives on each pay date during such Offering Period. The Stock Administrator shall have the discretion to determine the application of this definition to Employees outside the United States.

(m)         “Eligible Employee” has the meaning specified in Section 3(a).

(n)          “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Employer.

(o)          “Employer” means, with respect to an Offering Period, the Company and each of its Designated Subsidiaries and Designated Affiliates.

(p)          “Enrollment Date” means the first day of each Offering Period.

(q)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)          “Exercise Date” means the last day of each Offering Period.

(s)          “Exercise Price” has the meaning specified in Section 7(b).

(t)          “Fair Market Value” means the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which such price is reported) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee.

(u)          “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period. For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries or Designated Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(v)          “Offering Date” means the first day of each Offering Period.

(w)         “Offering Period” means the period described in Section 4.

(x)          “Parent” means any corporation which constitutes a “parent” of the Company, within the meaning of Section 424(e) of the Code.

(y)          “Participant” means an Eligible Employee who has elected to participate in the Plan.

(z)          “Participant Account” means that separate account maintained under the Plan to record the amount that a Participant has contributed to the Plan during an Offering Period.

(aa)        “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(bb)        “Plan” means this Cboe Global Markets, Inc. Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component.

(cc)        “Share” means a share of the Company’s common stock, par value USD 0.01 per share.

(dd)        “Stock Administrator” means the administrator appointed by the Board or the Committee pursuant to Section 14 to administer the Plan.

(ee)        “Subscription Agreement” has the meaning specified in Section 5.

(ff)         “Subsidiary” means a “subsidiary corporation”, whether now or hereinafter existing, as defined in Section 424(f) of the Code.

(gg)        “Treasury Regulations” shall mean the U.S. Treasury regulations of the Code.  Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

(hh)        “U.S.” means United States.

SECTION 3.                                        Eligibility.

(a)                                 General Rule.  Subject to the requirements of Section 5, any full or part time Employee who is providing services to the Company, a Designated Subsidiary or a Designated Affiliate shall be eligible to participate as an “Eligible Employee” during the Offering Period beginning on an Enrollment Date, unless any such Employee is specifically excluded by the Committee from participation. The Committee, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offer, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated Employees who otherwise would be Eligible Employees for that Offering. Further, Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(b)                                 Exceptions.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Shares under the Plan if:

(i)                       Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including for purposes of this Section 3(b) any stock he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary computed in accordance with Section 423(b)(3) of the Code, or

(ii)                    Such option would permit such Employee’s right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, its Parent and Subsidiaries to accrue at a rate which exceeds USD 25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

SECTION 4.                                        Offering Periods.

(a)                                 Shares shall be offered for purchase under the Plan through a series of successive Offering Periods. The Committee shall designate the duration and commencement date of each Offering Period and shall specify whether the Offering Period applies to the 423 Component of the Plan, the Non-423 Component of the Plan, or both; provided that no Offering Period shall exceed twenty-seven (27) months in length.  For the sake of clarity, the Committee may establish different Offering Periods for the 423 Component of the Plan and the Non-423 Component of the Plan. Within the limitations set forth herein, the Committee will have the power to change the duration of the Offering Periods (including the commencement dates thereof) without stockholder approval.  Any such change shall be announced to Eligible Employees prior to the scheduled beginning of the first Offering Period to be affected thereafter.

(b)                                 Unless otherwise specified by the Committee, each offering to Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan will separately apply to each Offering.  To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering need not be identical, provided that, for the 423 Component of the Plan, the terms of the Plan and an Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

SECTION 5.                                        Participation.

(a)                                 An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company (“Subscription Agreement”), and returning it to the Stock Administrator prior to the Enrollment Date for the applicable Offering Period, unless an earlier or later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.

(b)                                 Except for differences that are otherwise consistent with Section 423(b)(5) of the Code, all Eligible Employees who participate in the 423 Component of the Plan shall have the same rights and privileges.

(c)                                 The Committee may adopt and amend stock purchase sub-plans with respect to employees of non-U.S. Designated Subsidiaries and non-U.S. Designated Affiliates with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt sub-plans which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Compensation, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions toward the purchase of Shares, (iv) the method of determining the Exercise Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable sub-plan, (vi) the treatment of options upon a change in control or a change in capitalization of the Company, (vii) the handling of Contributions, (viii) the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), (ix)  establishment of bank or trust accounts to hold Contributions, (x) payment of interest, (xi) conversion of local currency, (xii) obligations to pay payroll tax, (xiii) determination of beneficiary designation requirements, (xiv) withholding procedures and (xv) handling of stock certificates that vary with applicable local requirements.

SECTION 6.                                        Payment for Shares.

(a)                                 At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have Contributions made on each pay day during the applicable Offering Period at a whole percentage rate not to exceed 10% of the Eligible Compensation which a Participant receives on each pay date during the Offering Period.  The Committee may permit Eligible Employees participating in an Offering Period to contribute amounts to the Plan through payment by payroll deduction or, to comply with non-U.S. requirements, by cash, check, or other means, provided that such Contributions shall not exceed 10% of the Eligible Compensation received each pay period during the Offering Period.

(b)                                 Payroll deductions or contributions, as applicable, for a Participant will commence on the first pay date following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)                                 All payroll deductions during an Offering Period that are made from a Participant’s Eligible Compensation shall be credited to his or her Participant Account under the Plan on an after-tax basis.

(d)                                  Subject to Applicable Laws, a Participant may discontinue his or her participation in the Plan as provided in Section 10, but no other change can be made during an Offering Period and, for the avoidance of doubt, a Participant may not alter the amount of his or her Contributions for that Offering Period.

(e)                                 Unless otherwise specified by a Participant prior to the Enrollment Date of any subsequent Offering Period (or such earlier date specified by the Committee) by completing a Committee-specified process, a Participant shall be deemed to have elected to participate in each subsequent Offering Period to the same extent and in the same manner as the prior Offering Period, subject to the terms and conditions of this Plan and the applicable Subscription Agreement.

SECTION 7.                                        Grant of Option.

(a)                                 On the Offering Date for each Offering Period, each Participant shall be granted an option to purchase on the applicable Exercise Date, a maximum number of 312 Shares; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in Sections 3(b) and 12(a) hereof.    The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period.

(b)                                 The exercise price per Share offered in a given Offering Period (the “Exercise Price”) shall be established by the Committee (and may differ among Offerings, as determined by the Committee in its sole discretion), but shall in no event be less than the lesser of (i) 85% of the Fair Market Value of a Share on the Offering Date for the applicable Offering Period or (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date.

SECTION 8.                                        Exercise of Option.  The Participant’s option for the purchase of Shares will be exercised automatically on the Exercise Date of such Offering Period by purchasing the maximum number of Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account subject to adjustment pursuant to Section 18, and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 12(a), unless, prior to such Exercise Date, the Participant has withdrawn from the Offering Period pursuant to Section 10.  No fractional Shares will be purchased.  Any Contributions accumulated in a Participant Account which are not sufficient to purchase a full Share will, at the discretion of the Committee, be refunded to the Participant without interest, or be retained in the Participant Account for the subsequent Offering Period.  During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by such Participant.

SECTION 9.                                        Delivery.  Unless otherwise provided by the Company, the Stock Administrator shall hold Shares issued pursuant to the exercise of the option until any such Shares are distributed to the Participant, transferred or sold in accordance with procedures established from time to time by the Company or the Stock Administrator. Shares shall be delivered as soon as reasonably practicable after termination of a Participant’s Continuous Status as an Employee or receipt of such request by the Participant for delivery of all Shares, subject to compliance with all Applicable Laws.

SECTION 10.                                 Withdrawal; Termination of Employment.

(a)                                 A Participant may withdraw all, but not less than all, of the Contributions credited to his or her Participant Account for the applicable Offering Period by delivery to the Stock Administrator of notice, in the form specified by the Company, on any date up to a certain number of days prior to the Exercise Date to be specified by the Stock Administrator or to be provided for in the applicable Subscription Agreement.  All of the Participant’s Contributions credited to his or her Participant Account for such Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of his or her notice of withdrawal.  Such withdrawal shall permanently terminate the Participant’s participation for the Offering Period in which the withdrawal occurs.  In order to resume participation in a subsequent Offering Period, such individual must re-enroll in the Plan (by timely completing the required Subscription Agreement) prior to the Enrollment Date for the applicable Offering Period, unless an earlier or later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.

(b)                                 In the event of the termination on or before the Exercise Date of the Participant’s Continuous Status as an Employee or a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Participant or his or her Beneficiary (in the event of such Participant’s death and if permitted) shall receive any funds in his or her Participant Account as soon as reasonably practicable after the date of such withdrawal, and such Participant’s option will be automatically terminated. For purposes of the 423 Component of the Plan, the employment relationship shall be treated as continuing intact while a Participant is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or, if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. Further, the employment relationship shall be treated as continuing intact where a Participant transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Exercise Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Committee or its delegate shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

(c)                                  A Participant’s withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

SECTION 11.                                 Interest.  No interest shall accrue on the Eligible Compensation deductions of a Participant or on any other amounts in his or her Participant Account, except as may be required by Applicable Laws, as determined by the Committee.

SECTION 12.                                 Shares.

(a)                                 The maximum number of Shares which shall be made available for sale under the Plan shall be 750,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18.  Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board or the Committee.  Further, if for any reason any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares subject to the applicable Subscription Agreement may be made available for sale pursuant to a new Subscription Agreement under the Plan.  The limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component of the Plan and any applicable sub-plans.

(b)                                 If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Committee shall make a pro rata allocation of the remaining Shares that are available for purchase in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable.  In such event, the Company shall give notice to each Participant of such reduction in the number of Shares which such Participant shall be allowed to purchase.  Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of the Company, such issuance would constitute a violation of Applicable Laws.

(c)                                 Notwithstanding anything contained herein to the contrary, all Shares acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time.  No such policy adoption or amendment shall in any event require the prior consent of any Participant.

SECTION 13.                                 No Rights as a Stockholder.  Neither the Participant nor his or her Beneficiaries will have any interest or other right in, or dividend or voting rights with respect to, Shares covered by his or her option until such option has been exercised and the related Shares have been purchased under the Plan.  Shares purchased upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding Shares.

SECTION 14.                                 Administration.

(a)                                 The Plan shall be administered by the Committee, which shall be appointed by the Board; provided,  however, that members of the Board who are Eligible Employees, if any, may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof.  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.

(b)                                 Subject to the terms of the Plan and Applicable Laws, the Committee (or its delegate) shall have the full power and authority to: (i) designate Participants; (ii) appoint the Stock Administrator and direct the administration of the Plan by the Stock Administrator in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan, including whether an Employee shall be eligible to participate in the 423 Component or the Non-423 Component, and the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld or contribute and the maximum amount; (v) designate which entities shall be Designated Subsidiaries or Designated Affiliates; (vi) enforce the terms of the Plan and the rules and regulations it adopts; (vii) direct or cause the Stock Administrator to direct the distribution of the Shares purchased hereunder; (viii) furnish or cause the Stock Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (ix) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties; (x) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (xi) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xii) maintain, or cause the Stock Administrator to maintain, separate accounts in the name of each Participant to reflect his or her Participant Account under the Plan; (xiii) interpret and construe the Plan in its sole discretion; (xiv) correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; (xv) make any changes or modifications necessary to administer and implement the provisions of the Plan in any non-U.S. jurisdiction to the fullest extent possible, including adopting and amending stock purchase sub-plans with respect to Employees of non-U.S. Designated Subsidiaries and non-U.S. Designated Affiliates with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan.  In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(c)                                 To the extent not prohibited by Applicable Laws, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Stock Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation.  For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 14(c).

SECTION 15.                                 Transferability.  Neither any monies credited to a Participant’s Participant Account nor any rights with regard to the exercise of an option to purchase Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant.  Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 10.

SECTION 16.                                 Use of Funds.  All Contributions received or held by the Company, Designated Affiliates and/or Designated Subsidiaries under the Plan may be used by the Company, Designated Affiliates and/or Designated Subsidiaries for any corporate purpose, and the Company, Designated Affiliates and/or Designated Subsidiaries shall not be obligated to segregate such funds, except as may be required by Applicable Laws, as determined by the Committee.  Until the Shares are issued, Participants will only have the rights of an unsecured creditor with respect to the Plan, although Participants in certain non-U.S. jurisdictions may have additional rights were required under Applicable Laws, as determined by the Committee.

SECTION 17.                                 Reports.  Individual Participant Accounts will be maintained for each Participant, and statements will be given or made available to Participants promptly following an Exercise Date, which statements will set forth the amount of Contributions for the applicable Offering Period, the Exercise Price, the number of Shares purchased, and the remaining cash balance, if any.

SECTION 18.                                 Adjustments Upon Changes in Capitalization and Certain Transactions.  Except as would cause the 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code: (a) in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split (including a stock split in the form of a stock dividend), reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding options as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration any applicable accounting and tax consequences, including such adjustments in the limitations in Section 7(a) and Section 12 and in the class and number of Shares and Exercise Price with respect to outstanding options under the Plan; and (b) in the event of any transaction or event described in (a) above, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to: (i) provide for either (X) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y) the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (iii) make adjustments in the number and type of Shares (or other securities or property) subject to outstanding options under the Plan and/or in the terms and conditions of outstanding options and options which may be granted in the future; (iv) shorten the Offering Period then in progress and set a new Exercise Date, which shall be a date immediately prior to the date of any transaction or event described in (a) above and provide for any other necessary procedures to effectuate such actions; and/or (v) provide that all outstanding options shall terminate without being exercised.

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee, no issuance by the Company or shares of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of Shares subject to an option or the grant or Exercise Price of any option.

SECTION 19.                                 Amendment or Termination.

(a)                                 The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason; provided,  however, that the Board (i) shall not, without the approval of the stockholders of the Company, increase the maximum number of Shares which may be issued under the Plan (except pursuant to

Section 18) or (ii) shall otherwise obtain stockholder approval of any amendment, alteration, suspension, discontinuance or termination of the Plan, if, and to the extent, required by applicable law. Except as specifically provided in the Plan, as required to comply with Section 423 of the Code, or as required to obtain a favorable ruling from the U.S. Internal Revenue Service, no such amendment, alteration, suspension, discontinuation or termination of the Plan pursuant to this Section 19 may make any change in any option theretofore granted which adversely affects the rights of any Participant under the 423 Component without the consent of such Participant.

(b)                                 Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, to the extent permitted under the terms of the Plan, applicable law, the bylaws of the Company and under the Committee charter, may change the Offering Periods or Exercise Price, limit the frequency or number of changes in the amount withheld or contributed during an Offering Period, establish the exchange rate applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding or contributions in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Subscription Agreements, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with the Participant’s Subscription Agreement, and establish such other limitations or procedures as the Committee deems appropriate.

(c)                                 The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 12.

SECTION 20.          Section 409A of the Code; Tax Qualification.

(a)                                 Options granted under the 423 Component are exempt from the application of Section 409A of the Code. Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 20(b), options granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Section 20(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that an option or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b)                                 Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

SECTION 21.                                 Notices.

(a)                                 All notices or other communications by an Eligible Employee or a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b)                                 All notices or other communications by the Employer, the Company, the Board or the Committee under or in connection with the Plan shall be deemed to have been duly given when (i) personally delivered, including electronic transmission in such form as the Board or the Committee shall direct, or (ii) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.

SECTION 22.                                 Stockholder Approval.  The effectiveness of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.  Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

SECTION 23.                                 Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of U.S. and non-U.S. law, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

SECTION 24.                                 Withholding; Disqualifying Disposition.  Notwithstanding any other provision of the Plan, at the time a Participant’s option under the Plan is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of by a Participant (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the payment and/or withholding of federal, state, local or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability of the Participant to pay an Employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant’s compensation, the amount necessary for the Company or Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or Employer any tax deductions or benefits attributable to  a sale or early disposition of Shares by the Participant. In addition, the Company or Employer may (i) withhold from the proceeds of the sale of Shares, (ii) withhold a sufficient whole number of Shares otherwise issuable upon purchase having an aggregate Fair Market Value sufficient to satisfy applicable withholding obligations, or (iii) withhold by any other means set forth in the applicable Subscription Agreement.

SECTION 25.                                 Notification of Sale of Shares. Each Participant shall give the Stock Administrator prompt notice of any disposition of Shares acquired pursuant to the option granted under the Plan in accordance with such procedures as may be established by the Stock Administrator. The Stock Administrator may require that until such time as a Participant disposes of Shares acquired pursuant to the option granted under the Plan, the Participant shall hold all such Shares in the Participant’s name and with a third-party broker/administrator designated by the Company until the lapse of any time period(s) established by the Stock Administrator.

SECTION 26.                                 Effective Date of the Plan.  The Plan shall be effective as of the Effective Date, subject to its approval by the stockholders of the Company as described in Section 22.

SECTION 27.                                 Term of Plan.  The Plan shall continue in effect until the earliest to occur of (a) the tenth-year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the Plan have been issued in accordance with Section 19(c); (c) the Board terminates the Plan in accordance with Section 19(a); or (d) the failure to obtain stockholder approval pursuant to Section 22.

SECTION 28.                                 No Rights Implied.  Nothing contained in the Plan, any modification or amendment to the Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue his or her employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or the Company, or interfere in any way with the Employer’s or the Company’s right to terminate or otherwise modify an Employee’s employment at any time, except as expressly provided by the Plan.

SECTION 29.                                 Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.

SECTION 30.                                 Waiver of Notice.  Any person entitled to notice under the Plan may waive such notice.

SECTION 31.                                 Successors and Assigns.  The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

SECTION 32.                                 Headings.  The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

SECTION 33.                                 Governing Law and Jurisdiction.  The Plan shall be governed by the laws of the U.S. State of Delaware, without application of the conflicts of law principles thereof, except to the extent Delaware law is preempted by federal law.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the U.S. federal courts located therein (should federal jurisdiction exist).  The obligation of the Employer to sell and deliver Shares under the Plan is subject to Applicable Laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.